    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2003
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            STERLING BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                                              74-2175590
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                         2550 NORTH LOOP WEST, SUITE 600
                              HOUSTON, TEXAS 77092
                                 (713) 466-8300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF PRINCIPAL EXECUTIVE OFFICES)

               STERLING BANCSHARES, INC. 1994 STOCK INCENTIVE PLAN
                            (AS AMENDED AND RESTATED)
                            (FULL TITLE OF THE PLAN)

                              J. DOWNEY BRIDGWATER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         2550 NORTH LOOP WEST, SUITE 600
                              HOUSTON, TEXAS 77092
                                 (713) 466-8300

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                 PROPOSED           PROPOSED
                                                                 MAXIMUM            MAXIMUM
                                              AMOUNT TO BE    OFFERING PRICE       AGGREGATE           AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(2)     PER SHARE(3)    OFFERING PRICE(3)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per share(1)     900,000            (4)           $11,188,577(4)        $1,030(4)
=====================================================================================================================

(1) Additional number of shares of common stock of the registrant issuable pursuant to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (As Amended And Restated).

(2) Pursuant to Rule 416(a), the number of shares of common stock registered herein includes an indeterminate number of additional shares that may be issued under the above-referenced plan as a result of anti-dilution provisions, recapitalizations, stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended.

(4) The proposed maximum aggregate offering price and registration fee are based upon the sum of the products obtained by multiplying (i) 421,660 shares (the number of shares of common stock registered hereby as to which options have been granted but not exercised under the 1994 Stock Incentive
      Plan) by $12.36 (the weighted average exercise price of such options) and
      (ii) 478,340 shares (the number of shares of common stock registered hereby as to which options may be granted under the 1994 Stock Incentive
      Plan) by $12.495 (the average of the high and low sales prices per share of the common stock, as reported on The Nasdaq National Market on January 13, 2003 which is within 5 days of the filing of this registration statement).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed by Sterling Bancshares, Inc. (the "Company") solely to register additional securities. 2,000,000 shares of the Company's common stock issuable under the Sterling Bancshares, Inc. 1994 Incentive Plan (As Amended And Restated) (the "Plan") were previously registered on (i) Form S-8 filed on September 27, 1994 (File No. 33-84398), as amended by Post-Effective Amendment No. 1 to Form S-8 filed on June 18, 1998 (File No. 33-84398), and (ii) on Form S-8 filed on June 18, 1998 (File No. 333-57171). Effective April 23, 2001, the number of shares of common stock offered or to be offered under the Plan was increased by 600,000. The Company effected a three-for-two stock split as a stock dividend paid to its shareholders on September 18, 2001 (the "Stock Split") which, pursuant to the anti-dilution provisions of the Plan, increased the aggregate number of shares of common stock offered or to be offered under the Plan to 3,900,000 shares. The additional 1,000,000 shares of common stock resulting from the Stock Split of the previously registered 2,000,000 shares are registered pursuant to the above described Registration Statements. The additional 900,000 shares of the Company's common stock offered or to be offered under the Plan, resulting from the increase in the number of shares of common stock offered or to be offered under the Plan by 600,000 and the subsequent Stock Split of such 600,000 shares, are being registered herewith.

         In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's (i) Registration Statement on Form S-8 (No. 33-84398) originally filed with the Securities and Exchange Commission (the "Commission") on September 27, 1994, (ii) Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) originally filed with the Commission on June 18, 1998, and (iii) Registration Statement on Form S-8 (No. 333-57171) originally filed with the Commission on June 18, 1998.

ITEM 8.  EXHIBITS.

       Exhibit
       Number         Description
       ------         -----------
        4.1 Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3 (File Nos. 333-55724, 333-55724-01 and 333-55724-02) originally filed with the Commission on February 15, 2001 and incorporated herein by reference).

        4.2 Articles of Amendment to the Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. (filed as Exhibit
                  3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 000-20750) and incorporated herein by reference).

        4.3 Amended and Restated Bylaws of Sterling Bancshares, Inc. (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 000-20750) and incorporated herein by reference).

        4.4 Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (filed as Exhibit 4.3 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) originally filed with the Commission on June 18, 1998 and incorporated herein by reference).

        4.5 First Amendment to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (As Amended And Restated) (filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A originally filed with the Commission on March 23, 2001 (File No. 000-20750) and incorporated herein by reference).

        5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

       23.1*      Consent of Deloitte & Touche LLP.

       23.2*      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

       24.1* Power of Attorney (set forth on the signature page of this Registration Statement).
---------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 2003.

                                         STERLING BANCSHARES, INC.


                                         By:    /s/ J. Downey Bridgwater
                                             -----------------------------------
                                                J. Downey Bridgwater
                                                President and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sterling Bancshares, Inc. (the "Registrant") hereby constitutes and appoints J. Downey Bridgwater and James W. Goolsby, Jr., or either of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                   DATE

       /s/ George Martinez                Chairman of the          January 15, 2003
-----------------------------------      Board and Director
           George Martinez

     /s/ J. Downey Bridgwater         President, Chief Executive   January 15, 2003
-----------------------------------      Officer and Director
         J. Downey Bridgwater            (Principal Executive
                                               Officer)


     /s/ Eugene S. Putnam, Jr.        Executive Vice President     January 15, 2003
-----------------------------------      and Chief Financial
         Eugene S. Putnam, Jr.           Officer (Principal
                                         Accounting Officer)


      /s/ George Beatty, Jr.                  Director             January 15, 2003
-----------------------------------
          George Beatty, Jr.

          /s/ Anat Bird                       Director             January 15, 2003
-----------------------------------
              Anat Bird

         /s/ John H. Buck                     Director             January 15, 2003
-----------------------------------
             John H. Buck

       /s/ James D. Calaway                   Director             January 15, 2003
-----------------------------------
           James D. Calaway

      /s/ Harold L. Campbell                  Director             January 15, 2003
-----------------------------------
          Harold L. Campbell

       /s/ James M. Clepper                   Director             January 15, 2003
-----------------------------------
           James M. Clepper

       /s/ Bruce J. Harper                    Director             January 15, 2003
-----------------------------------
           Bruce J. Harper

       /s/ David L. Hatcher                   Director             January 15, 2003
-----------------------------------
           David L. Hatcher

       /s/ Glenn H. Johnson                   Director             January 15, 2003
-----------------------------------
           Glenn H. Johnson

       /s/ James J. Kearney                   Director             January 15, 2003
-----------------------------------
           James J. Kearney

    /s/ Paul Michael Mann, M.D.               Director             January 15, 2003
-----------------------------------
        Paul Michael Mann, M.D.

       /s/ David B. Moulton                   Director             January 15, 2003
-----------------------------------
           David B. Moulton

       /s/ G. Edward Powell                   Director             January 15, 2003
-----------------------------------
           G. Edward Powell

      /s/ Christian A. Rasch                  Director             January 15, 2003
-----------------------------------
          Christian A. Rasch

       /s/ Thomas A. Reiser                   Director             January 15, 2003
-----------------------------------
           Thomas A. Reiser

      /s/ Steven F. Retzloff                  Director             January 15, 2003
-----------------------------------
          Steven F. Retzloff

      /s/ Raimundo Riojas E.                  Director             January 15, 2003
-----------------------------------
          Raimundo Riojas E.

      /s/ Gregory A. Stirman                  Director             January 15, 2003
-----------------------------------
          Gregory A. Stirman

   /s/ Howard T. Tellepsen, Jr.               Director             January 15, 2003
-----------------------------------
       Howard T. Tellepsen, Jr.

                                  EXHIBIT INDEX

       Exhibit
       Number         Description
       ------         -----------

        4.1 Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3 (File Nos. 333-55724, 333-55724-01 and 333-55724-02) originally filed with the Commission on February 15, 2001and incorporated herein by reference).

        4.2 Articles of Amendment to the Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. (filed as Exhibit
                  3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 000-20750) and incorporated herein by reference).

        4.3 Amended and Restated Bylaws of Sterling Bancshares, Inc. (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 000-20750) and incorporated herein by reference).

        4.4 Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (filed as Exhibit 4.3 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) originally filed with the Commission on June 18, 1998 and incorporated herein by reference).

        4.5 First Amendment to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (As Amended And Restated) (filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A originally filed with the Commission on March 23, 2001 (File No. 000-20750) and incorporated herein by reference).

        5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

       23.1*      Consent of Deloitte & Touche LLP.

       23.2*      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

       24.1* Power of Attorney (set forth on the signature page of this Registration Statement).
---------------
* Filed herewith.